Exhibit 2.13

THIS EXTENDING LETTER is made this 17 day of December 2021 BETWEEN: (A) Genius Group Ltd , a public company duly organised and operating under the Laws of Singapore, having its registered seat at 8 Amoy Street, #01-01 Singapore 049950 represented by Roger James Hamilton (the “Purchaser”) (B) Lilian Magdalena Niemann holding 100 % of Shares in E-Square Education Enterprises (Pty) Ltd (the “Seller” or “Party”), a private company duly organised and operating under the Laws of Republic of South Africa, with registered seat in 1 Govan Mbeki Avenue Medscheme House, Port Elizabeth, Eastern Cape 6001 represented by Lilian Magdalena Niemann. , (the “Seller”). (together the “Parties” and individually each a “Party”) WHEREAS (A) The Purchaser and the Seller entered into a Share Purchase Agreement (the “Agreement”) dated 28 November 2020. (B) Pursuant to this Extending Letter, the Seller and the Purchaser have agreed to extend the Agreement. NOW IT IS AGREED as follows: 1. This Extending Letter is supplemental to the Agreement. Except as expressly mentioned by this Extending Letter, the Agreement shall remain in full force and effect. Terms defined in the Agreement shall have the same meaning in this Extension Letter unless otherwise provided by this Extending Letter. 2. The Agreement is hereby amended by mutual written consent of the undersigned parties pursuant to Section 12.6 of the Agreement as follows: (i) Section 1 Point 1.1 (1.1.1 (h) (Definitions) is amended by changing the date of “ March 31, 2021” to “March 31, 2022”; (ii) Section 8 Point 8.3 is amended by changing the date of “ March 31, 2021” to “March 31, 2022”; 4. This Extension Letter may be executed in one or more counterparts, each of which shall be an original but which together (including facsimile or scanned exchanged signed counterparts) shall constitute the same agreement. 5. This Extension Letter shall be governed by and construed in accordance with the laws of Singapore and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Singapore. DocuSign Envelope ID: F73F46EF-3771-44D6-89E8-D73C5235C37B

AGREED by the Parties hereto the day and year first above written SIGNED by: Genius Group Ltd. By: Name: Title: SIGNED by: Lilian Magdalena Niemann By: Name: Title: DocuSign Envelope ID: F73F46EF-3771-44D6-89E8-D73C5235C37B CEO Roger Hamilton Lilian Magdalena Niemann CEO